EXHIBIT 99.4

AMENDED AND RESTATED JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment to the Statement on Schedule 13D dated November 7, 2005 with respect to the shares of Common Stock, without par value, of Sunlink Health Systems, Inc. and any further amendments thereto executed by each or any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Date: November 7, 2005	NORTH ATLANTIC VALUE LLP

/s/ R. G. Barrett
	Name:	R. G. Barrett
	Title:	Compliance Officer

Date: November 7, 2005	CHRISTOPHER H. B. MILLS

/s/ Christopher H. B. Mills

Date: November 7, 2005	AMERICAN OPPORTUNITY TRUST PLC

/s/ Christopher H. B. Mills
	Name:	Christopher H. B. Mills
	Title:	Chief Executive

Date: November 7, 2005	THE TRIDENT NORTH ATLANTIC FUND

/s/ Christopher H. B. Mills
	Name:	Christopher H. B. Mills
	Title:	Director

Date: November 7, 2005	TRIDENT HOLDINGS

/s/ R. G. Barrett
	Name:	R. G. Barrett
	Title:	Compliance Officer, North Atlantic Value LLP as Investment Manager

Date: November 7, 2005	HIGH TOR LIMITED

/s/ R. G. Barrett
	Name:	R. G. Barrett
	Title:	Compliance Officer, North Atlantic Value LLP as Investment Manager

Date: November 7, 2005	NORTH ATLANTIC SMALLER COMPANIES INVESTMENT TRUST PLC

/s/ R. G. Barrett
	Name:	R. G. Barrett
	Title:	Compliance Officer, North Atlantic Value LLP as Manager

Date: November 7, 2005	GILDEA MANAGEMENT COMPANY

/s/ John W. Gildea
	Name:	John W. Gildea
	Title:	Managing Director

Date: November 7, 2005	JOHN W. GILDEA

/s/ John W. Gildea

Date: November 7, 2005	AXIA VALUE PARTNERS LLC

/s/ John W. Gildea
	Name:	John W. Gildea
	Title:	Director